EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-122766, 333-100742, 333-74156, 333-74160, 333-49356, 333-92695, 333-66685, 333-17387, 333-17415, and 333-131702) and on Form S-3 (Nos. 333-35312 and 333-86575) of PolyMedica Corporation of our report dated June 6, 2006 relating to the financial statements, financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
/s/   PricewaterhouseCoopers LLP
Boston, Massachusetts
June 6, 2006